SECURITIES AND EXCHANGE COMMISSION



                                Washington, D.C. 20549
                       ________________________________________



                                       FORM 8-K



                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                            SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported) April 25, 1994


                               THE MONTANA POWER COMPANY
                (Exact name of registrant as specified in its charter)


                  Montana                 1-4566           81-0170530
       (State or other jurisdiction     (Commission        (IRS Employer
             of incorporation)          File Number)       Identification No.)


                        40 East Broadway, Butte, Montana  59701
                 (Address of principal executive offices)  (zip code)

           Registrant's telephone number, including area code (406) 723-5421

ITEM 5.  Other Events

      The Montana Public Service Commission approved electric and natural gas rate increases for The Montana Power Company totaling $13.4 million annually effective April 28, 1994. In October 1993, $12.8 million of annual increases were included in rates on an interim basis. In its updated application, the Company had requested general rate increases of $30.9 million annually for electricity and $9.6 million annually for natural gas based upon a 12.25 percent return on common equity. Lower interest costs resulting from refinancings reduced the combined request by approximately $3.0 million.

      The Commission allowed Montana Power a $7.6 million annual electric rate
increase, down $1.2 million from the interim increase of $8.8 million.   The
Commission allowed an annual natural gas rate increase of $5.8 million, up $1.8 million from the interim increase of $4.0 million.

      The order reduced the Company's authorized return on common equity from
12.1 percent to 11.0 percent for both the electric and natural gas utilities.

      Parties to the proceeding have approximately ten days in which to file requests for reconsideration.
                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              THE MONTANA POWER COMPANY
                                                     (Registrant)

                                          By /s/ W. C. Verbael

                                             W. C. Verbael
                                             Vice President - Accounting,
                                             Finance and Information Services

Dated:  April 26, 1994